Exhibit 99.1

FOR IMMEDIATE RELEASE

Ajax I Announces the Separate Trading of its Class A Ordinary Shares and Redeemable Warrants Commencing December 18, 2020

NEW YORK, NY, December 17, 2020 — Ajax I (NYSE: AJAX.U) (the “Company”) today announced that, commencing December 18, 2020, holders of the units sold in the Company’s initial public offering of 80,499,090 units completed on October 30, 2020, may elect to separately trade the Class A ordinary shares and redeemable warrants included in the units. Those units not separated will continue to trade on the New York Stock Exchange (the “NYSE”) under the symbol “AJAX.U,” and the Class A ordinary shares and redeemable warrants that are separated will trade on the NYSE under the symbols “AJAX” and “AJAX WS,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and redeemable warrants.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

The units were initially offered by the Company in an underwritten offering. Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities LLC acted as joint book-running managers for the offering, PJT Partners LP and LionTree Advisors LLC acted as co-lead managers for the offering and Academy Securities, Inc., Blaylock Van, LLC, CastleOak Securities, L.P., C.L. King & Associates, Inc., Loop Capital Markets LLC, Samuel A. Ramirez & Company, Inc., Roberts & Ryan Investments, Inc., Siebert Williams Shank & Co., LLC and Tigress Financial Partners LLC acted as co-managers for the offering.

The offering was made only by means of a prospectus, copies of which may be obtained for free from the U.S. Securities and Exchange Commission (the “SEC”) website at www.sec.gov or by contacting Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: (866) 471-2526, email: Prospectus-ny@ny.email.gs.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 800-831-9146, or email: prospectus@citi.com; or J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204, or email: prospectus-eq_fi@jpmchase.com.

Forward Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Dan Gagnier / Jeffrey Mathews

Gagnier Communications

646-569-5897